Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Legal Opinions and Experts” and “Experts” and to the incorporation by reference of our report dated January 28, 2010 in the Registration Statement on Form N-2 of Nuveen Mortgage Opportunity Term Fund 2 filed with the Securities and Exchange Commission in the Registration Statement pursuant to Rule 462 under the Securities Act of 1933.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

February 23, 2010